U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2004

VIRAL GENETICS, INC.
(Exact name of registrant as specified in its charter)

000-26875
(Commission File No.)

Delaware	33-0814123
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1321 Mountain View Circle, Azusa, CA 91702
(Address of principal executive offices)

(626) 334-5310
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 3.02  Unregistered Sales of Equity Securities

        On October 13, 2004 Viral Genetics, Inc. received a subscription for the purchase of 8,000,000 shares of restricted common stock and warrants to purchase 4,000,000 additional share at a total purchase price of $2,000,000. The purchase price has been deposited in an escrow account until such time as Viral Genetics has a sufficient number of authorized common shares to issue the 8,000,000 shares and close the sale at which time the funds will be released to Viral Genetics. The warrants will allow the holder to purchase 4,000,000 additional common shares at a purchase price of $1.00 per share, and are exercisable until two years following closing. The purchaser is John D. Lefebvre and he has the right to withdraw his subscription at any time prior to the date Viral Genetics issues the shares. The purchase will be terminated and the subscription payment refunded if the transaction does not close by November 30, 2004.

        The shares will be sold in reliance on Regulation S adopted under the Securities Act of 1933 as a safe harbor for offshore sales of unregistered securities. As a result of the transaction, Mr. Lefebvre will hold 9.1% of the common shares then outstanding. Finders introduced Viral Genetics to Mr. Lefebvre and will receive a fee of $200,000 for the introduction. Consequently, net proceeds to Viral Genetics will be $1,800,000. Mr. Lefebvre has the right to withdraw his subscription and funds at any time before the 8,000,000 shares are issued. Therefore, there is no assurance that Viral Genetics will ultimately obtain the financing.

        At the present time Viral Genetics does not have a sufficient number of authorized and unissued shares to complete the sale to Mr. Lefebvre. We are in the process of amending our certificate of incorporation to increase the number of authorized common shares to 250,000,000. Viral Genetics filed a preliminary information statement with the Securities and Exchange Commission describing the amendment and the process for affecting the change in authorized shares. We expect to mail our definitive information statement to stockholders on or about October 27, 2004, and to complete the process of amending our certificate of incorporation approximately three weeks thereafter. As soon as we make this change we will close the sale of common stock and warrants to Mr. Lefebvre.

Forward-Looking Statement Notice

        When used in this report, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding events, conditions, and financial trends that may affect the Company’s future plans of operations, business strategy, operating results, and financial position. Persons reviewing this report are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors.

Item 9.01 Financial Statements and Exhibits

Financial Statements

None

Exhibits

Exhibit No.	Title of Document

10.1	Subscription Agreement dated October 13, 2004
10.2	Form of Warrant for John D. Lefebvre
10.3	Escrow Letter Agreement dated October 13, 2004

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAL GENETICS, INC.

Dated: October 18, 2004	By /s/ Haig Keledjian, President